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                                                                    EXHIBIT 23.1

  Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

We have issued our report dated August 10, 2006, accompanying the financial statements included in the Annual Report of Celebrate Express, Inc. on Form 10-K for the year ended May 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Celebrate Express, Inc. on Form S-8 (File No. 333-119853).

/s/ Grant Thornton LLP

Seattle, Washington
August 25, 2006